UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  October 25, 2022
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of principal executive offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On October 25, 2022, the Company held its Special Meeting of Stockholders (the “Special Meeting”). Of the 34,221,081 shares of our common stock, par value $0.01 per share (“Common Stock”) outstanding as of September 22, 2022, holders of 18,168,780 shares of Common Stock were represented, either by attending the Special Meeting or by proxy, constituting (i) a quorum under the Company’s bylaws and (ii) approximately 53% of the outstanding shares of Common Stock entitled to vote. The matters voted on at the Special Meeting and the votes cast with respect to each such matter are set forth below.
Dissolution Proposal. To approve the voluntary liquidation and dissolution of the Company (the “Dissolution Proposal”) pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which authorizes the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution.
The Dissolution Proposal was approved based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
17,862,543	266,437	39,800	—

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Matt Mitchell
Name: Matt Mitchell
Date: October 26, 2022		Title: Senior Vice President, General Counsel